Exhibit 99.1

RXSIGHT, INC. REPORTS FOURTH QUARTER AND FULL-YEAR 2024 FINANCIAL RESULTS, REAFFIRMS 2025 GUIDANCE

Aliso Viejo, Calif. (NASDAQ: RXST) – February 25, 2025 – RxSight, Inc., an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery, today announced financial results for the three months and full-year ended December 31, 2024.

Key Quarterly and Full-Year Highlights

•
Recognized fourth quarter 2024 revenue of $40.2 million, an increase of 41% compared to the fourth quarter of 2023, reflecting:
•
The sale of 29,069 Light Adjustable Lenses (LAL™/LAL+®), representing an 61% increase in procedure volume compared to the fourth quarter of 2023; and
•
The sale of 83 Light Delivery Devices (LDD™s), expanding the installed base to 971 LDDs at the end of the quarter, a 46% increase compared to the 666-unit LDD installed base at the end of the fourth quarter of 2023.
•
Recognized full-year 2024 revenue of $139.9 million, a 57% increase over 2023, driven by unit sales of 98,055 LALs and 305 LDDs, representing growth of 79% and 15% respectively, compared to 2023.

“The progress we’ve made over the past year has strengthened our conviction that adjustability has the potential to transform the premium cataract market, and that we are still in the early stages of realizing this vision,” said Dr. Ron Kurtz, Chief Executive Officer and President of RxSight. “As we look ahead to 2025 and beyond, we are excited by the opportunity to further expand adoption globally, advance our technology, and continue delivering exceptional outcomes for both patients and practices.”

Fourth Quarter Financial Results

In the fourth quarter of 2024, total revenue was $40.2 million, an increase of 41% compared to $28.6 million in the fourth quarter of 2023. Revenue growth was driven by a 60% increase in LAL revenue and a 7% increase in LDD revenue, compared to the fourth quarter of 2023.

Gross profit for the fourth quarter of 2024 was $28.8 million or 71.6% of revenue, an increase of $11.1 million compared to gross profit of $17.7 million or 61.8% of revenue for the fourth quarter of 2023. The year over year increase in gross profit was driven by continued growth in the percentage of LAL sales as a proportion of total sales, lower cost of sales for both the LDD and LAL, and sustained pricing stability for company’s capital equipment.

Total operating expenses for the fourth quarter of 2024 were $37.4 million, a 31% increase from $28.5 million in the fourth quarter of 2023, on an increase in revenue of 41%, reflecting the company’s ongoing investments to grow its LDD installed base and support increased LAL sales volume while managing the company’s operating expenses.

In the fourth quarter of 2024, the company reported a net loss of $(5.9) million, or $(0.15) per basic and diluted share, compared to a net loss of $(9.2) million, or $(0.26) per basic and diluted share in the fourth quarter of 2023. Adjusted net earnings in the fourth quarter of 2024 were $1.3 million, or $0.03 per basic and diluted share, compared to an adjusted net loss of $(4.8) million, or $(0.13) per basic and diluted share in the fourth quarter of 2023.

Cash, cash equivalents and short-term investments as of December 31, 2024, were $237.2 million.

Fiscal Year 2024 Financial Results

Full-year 2024 total revenue was $139.9 million, an increase of 57% compared to the full year of 2023. The increase in 2024 revenue was driven by a 78% increase in LAL revenue and 24% increase in LDD revenue compared to 2023.

Gross profit for the full year of 2024 was $98.9 million, or 70.7% of revenue compared to gross profit of $53.8 million, or 60.4% of revenue for the full year of 2023. The increase in gross profit was due to a favorable product mix from a greater percentage of revenue from LAL sales and increased margins on the LDD introduced during the third quarter of 2023.

Total operating expenses for the full year of 2024 were $135.8 million, a 31% increase from $103.9 million for the full year of 2023. The increase was primarily driven by a higher headcount in sales and marketing to support the growth of the business, costs of operating as a public company and an operating expense increase of $8.0 million in non-cash stock-based compensation expense.

In 2024, net loss was $(27.5) million, or $(0.71) per share on a basic and diluted basis compared to a net loss of $(48.6) million, or $(1.41) per share on a basic and diluted basis in 2023. Adjusted net loss was $(2.8) million, or $(0.07) per share on a basic and diluted basis, in 2024, compared to an adjusted net loss of $(31.1) million, or $(0.90) per share on a basic and diluted basis in 2023.

2025 Guidance

The company is reiterating guidance for the full-year 2025 revenue, gross profit margin, and operating expenses:

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Revenue in the range of $185.0 million to $197.0 million, representing implied growth of approximately 32% to 41% compared to 2024;
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Gross margin in the range of 71% to 73%, representing an implied increase of 30 bps to 230 bps compared to 2024;
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Operating expenses in the range of $165.0 to $170.0 million, representing an implied increase of 22% to 25% compared to 2024;
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Operating expense guidance also includes non-cash expenses in the range of $22.0 million to $25.0 million.

Conference Call

On Tuesday, February 25, 2025, at 1:30 p.m. Pacific Time, the company will host a conference call to discuss its fourth quarter 2024 financial results. To participate in the conference call, please dial (800) 715-9871 or (646) 307-1963 and enter the conference code: 7159871. The call will also be broadcast live in listen-only mode via a link on the company’s investor relations website at https://investors.rxsight.com/. An archived recording of the call will be available through the same link shortly after its completion.

About RxSight, Inc.

RxSight, Inc. is an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery. The RxSight® Light Adjustable Lens system, comprised of the RxSight Light Adjustable Lens® (LAL™/LAL+®, collectively the “LAL”), RxSight Light Delivery Device (LDD™) and accessories, is the first and only commercially available intraocular lens (IOL) technology that can be adjusted after surgery, enabling doctors to customize and deliver high-quality vision to patients after cataract surgery. Additional information about RxSight can be found at www.rxsight.com.

Forward-Looking Statements

This press release contains forward-looking statements, including: management’s view that adjustability has the potential to transform the premium cataract market; LDD and LAL sales growth trends; the Company’s plans to expand adoption globally and advance its technology; the Company’s expectation of continuing to deliver exceptional outcomes for both patients and practices; and the Company’s projected revenue, gross margin and operating expenses in 2025. Such statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other same terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risk factors that may be found in the section entitled Part I, Item 1A (Risk Factors) in the Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (SEC) on or about the date hereof, and the other documents that the Company may file from time to time with the SEC. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

Company Contact:

Shelley B. Thunen

Chief Financial Officer

sthunen@rxsight.com

Investor Relations Contact:

Oliver Moravcevic

VP, Investor Relations

omoravcevic@rxsight.com

RxSIGHT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS (UNAUDITED)

(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Sales	$40,214	$28,580	$139,927	$89,077
Cost of sales	11,426	10,925	40,984	35,312
Gross profit	28,788	17,655	98,943	53,765
Operating expenses:
Selling, general and administrative	28,209	21,165	101,434	74,799
Research and development	9,208	7,341	34,367	29,051
Total operating expenses	37,417	28,506	135,801	103,850
Loss from operations	(8,629)	(10,851)	(36,858)	(50,085)
Other income (expense), net:
Interest expense	(5)	(4)	(21)	(3,308)
Interest and other income	2,708	1,661	9,474	6,574
Loss on extinguishment of term loan	—	—	—	(1,769)
Loss before income taxes	(5,926)	(9,194)	(27,405)	(48,588)
Income tax expense	12	(18)	50	20
Net loss	$(5,938)	$(9,176)	$(27,455)	$(48,608)
Other comprehensive (loss) income
Unrealized (loss) gain on short-term investments	(344)	46	180	83
Foreign currency translation (loss) gain	(12)	4	(9)	7
Total other comprehensive (loss) income	(356)	50	171	90

Comprehensive loss	$(6,294)	$(9,126)	$(27,284)	$(48,518)

Net loss per share:
Basic and diluted	$(0.15)	$(0.26)	$(0.71)	$(1.41)
Weighted-average shares used in computing net loss per share:
Attributable to common stock, basic and diluted	40,356,756	35,961,894	38,867,726	34,455,111

RxSIGHT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share and per share amounts)

	December 31,	December 31,
	2024	2023

Assets
Current assets:
Cash and cash equivalents	$16,706	$9,692
Short-term investments	220,517	117,490
Accounts receivable	30,050	20,281
Inventories, net	22,009	17,421
Prepaid and other current assets	4,541	3,523
Total current assets	293,823	168,407
Property and equipment, net	12,413	10,841
Operating leases right-of-use assets	11,217	2,444
Restricted cash	750	711
Other assets	360	147
Total assets	$318,563	$182,550
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,544	$3,863
Accrued expenses and other current liabilities	20,358	15,239
Lease liabilities	974	1,801
Total current liabilities	25,876	20,903
Long-term lease liabilities	11,322	1,211
Other long-term liabilities	127	74
Total liabilities	37,325	22,188
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, 900,000,000 shares authorized, 40,428,220 shares issued and outstanding as of December 31, 2024 and 36,139,513 shares issued and outstanding as of December 31, 2023	40	36
Preferred stock, $0.001 par value, 100,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	903,127	754,971
Accumulated other comprehensive loss	166	(5)
Accumulated deficit	(622,095)	(594,640)
Total stockholders' equity	281,238	160,362
Total liabilities and stockholders' equity	$318,563	$182,550

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented under generally accepted accounting principles in the United States (“GAAP”), we believe certain non-GAAP measures, including adjusted net earnings (loss), and adjusted net earnings (loss) per share, basic and diluted, provide useful information to investors and are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense and loss on extinguishment of term loan because these expenses are non-cash in nature and we believe excluding these items provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies.

We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Net Earnings (Loss) and Adjusted Net Earnings (Loss) Per Share

Adjusted net earnings (loss) is a non-GAAP financial measure that we define as net earnings (loss) adjusted for (i) stock-based compensation and (ii) loss on extinguishment of term loan. We believe adjusted net earnings (loss) provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Reconciliations of net earnings (loss) to adjusted net earnings (loss) and the presentation of adjusted net earnings (loss) per share, basic and diluted, are as follows:

RxSIGHT, INC.

GAAP To NON-GAAP RECONCILIATIONS (UNAUDITED)

(In thousands, except share and per share amounts)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Common Stock
Numerator:
Net loss available to stockholders, basic and diluted	$(5,938)	$(9,176)	$(27,455)	$(48,608)
Add:
Stock-based compensation	7,282	4,425	24,635	15,746
Loss on extinguishment of term loan	—	—	—	1,769
Adjusted net income (loss) available to common stockholders, basic and diluted:	$1,344	$(4,751)	$(2,820)	$(31,093)

Denominator:
Weighted-average shares outstanding, basic	40,356,756	35,961,894	38,867,726	34,455,111
Weighted-average shares outstanding, diluted	45,622,429	35,961,894	38,867,726	34,455,111
Adjusted net earnings (loss) per share, basic	$0.03	$(0.13)	$(0.07)	$(0.90)
Adjusted net earnings (loss) per share, diluted	$0.03	$(0.13)	$(0.07)	$(0.90)